Gary  R.  Henrie  Attorney  at  Law

10616  Eagle  Nest  Street
Las  Vegas,  NV  89141

Telephone:  (702)  616-3093
Facsimile:  (702)  263-8102
E-mail:     grhlaw@cox.net

March  9,  2004

Board  of  Directors
GTDATA  Corporation
17610  Lake  Key  Dr.
Odessa,  Florida  33556

Re:  5,250,000  Shares  Common  Stock  $.001  Par  Value
     Form  S-8  Registration  Statement

Ladies  and  Gentlemen:

I have acted as counsel to GTDATA Corporation, a Nevada corporation (the "Company"), in connection with the Company's its Registration Statement on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of certain shares of the Company's common stock issued through its 2001 Stock Option Plan as amended (the "Amended Plan").

In rendering my opinion set forth below, I have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation;
(c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing and subject to the limitations and exceptions set forth below, I am of the opinion that the common stock to be issued under the Amended Plan will be validly issued, fully paid and non-assessable when paid for following the exercise of any properly issued option agreement.

I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference of my name wherever appearing in the Registration Statement and any amendments thereto.

This opinion speaks as of its date and I undertake no, and hereby disclaim any, duty to advise as to changes in fact or law coming to my attention after delivery hereof on such date. This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other persons or entity without our express written consent.

Sincerely,


/s/  Gary  R.  Henrie
Gary  R.  Henrie